AMENDMENT TO

SCHEDULE A

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to this Amended and Restated Expense Limitation Agreement.

LFT FUND NAME	Share Class(es)	Expense Limit	EFFECTIVE DATE	TERMINATION DATE
Lincoln Flexible Bond Fund	Class A	0.97%	01/01/2025	02/01/2026
	Class C	1.69%
	Class R	1.34%
	Class I	0.74%
	Class IS	0.64%
Lincoln Focused Equity Fund	Class A	1.15%	01/01/2025	02/01/2026
	Class B	1.90%
	Class C	1.90%
	Class R	1.40%
	Class R6	0.74%
	Class Y	0.90%
Lincoln Global Equity Fund	Class A	1.30%	01/01/2025	02/01/2026
	Class C	2.03%
	Class R	1.55%
	Class I	0.95%
	Class IS	0.90%
	Class 1	1.11%
Lincoln Income Fund	Class A	0.76%	01/01/2025	02/01/2026
	Class B	1.51%
	Class C	1.51%
	Class M	1.01%
	Class R	1.01%
	Class R5	0.46%
	Class R6	0.39%
	Class Y	0.51%
Lincoln Inflation Plus Fund	Class A	1.32%	08/01/2024	07/31/2026
	Class I	1.07%
Lincoln Low Duration U.S. Government Securities Fund	Class A	0.84%	01/01/2025	02/01/2026
	Class A1	0.69%
	Class C	1.24%
	Class R6	0.56%
	Advisor Class	0.59%
Lincoln Market Leaders Value Fund	Class I	0.53%	01/01/2025	02/01/2026
Lincoln Mid Cap Growth Fund	Class A	1.20%	01/01/2025	02/01/2026
	Class C	1.95%
	Class R	1.45%
	Class I	0.85%
	Class IS	0.75%

LFT FUND NAME	Share Class(es)	Expense Limit	EFFECTIVE DATE	TERMINATION DATE
Lincoln Sustainability Leaders Fund	Class A	1.20%	01/01/2025	02/01/2026
	Class C	1.95%
	Class FI	1.20%
	Class R	1.45%
	Class I	0.85%
	Class IS	0.75%
Lincoln Tactical Dividend Income Fund	Class A	1.19%	01/01/2025	02/01/2026
	Class C	1.94%
	Class R	1.50%
	Class I	0.95%
	Class IS	0.85%
Lincoln U.S. Equity Income Maximizer Fund	Class A	1.35%	08/01/2024	07/31/2026
	Class I	1.10%
Lincoln U.S. Small Cap Equity Fund	Class A	1.30%	01/01/2025	02/01/2026
	Class C	2.05%
	Class FI	1.30%
	Class R	1.55%
	Class I	1.00%
	Class IS	0.75%

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of January 1, 2025 and effective in accordance with the dates noted above.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		LINCOLN FUNDS TRUST, on behalf of each of its series

By:	/s/ Benjamin A. Richer	By:	/s/ James Hoffmayer
Name:	Benjamin A. Richer	Name:	James Hoffmayer
Title:	Senior Vice President	Title:	Vice President & Chief Accounting Officer